Exhibit 99.1

Resideo Announces Successful Completion of Debt Refinancing

AUSTIN, Texas, Feb. 17, 2021 – Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions, today announced that the company has completed the refinancing of its senior secured term loan A and term loan B with the net proceeds of a new 7-year, $950 million senior secured term loan B maturing in 2028. The interest rate on the new term loan B is LIBOR + 225 basis points. The company also entered into a new 5-year, $500 million revolving credit facility. The credit facility matures in 2026 and carries an interest rate that is initially LIBOR + 225 basis points on borrowings but is subject to reduction based upon the company’s leverage ratio.

In connection with the refinancing, Moody’s Investor Service upgraded Resideo’s corporate credit rating to “Ba3”, while Standard and Poor’s affirmed the existing issuer credit rating of “BB” and changed the credit outlook to “Stable” from “Negative”.

On Feb. 16, 2021, the company redeemed $140 million of its outstanding senior unsecured notes. The redemption price was 106.125% of par plus accrued and unpaid interest.

“We are pleased with the strong investor interest and resulting terms of a new term loan B and revolving credit facility,” commented Tony Trunzo, Resideo’s Chief Financial Officer. “Through these transactions we extended the maturities of our debt stack, lowered the annual amortization and added additional liquidity to our balance sheet. Our credit profile has improved as evidenced by the positive actions from the rating agencies. With the completion of this refinancing and our equity offering in November, we have significantly enhanced our financial flexibility as we continue executing on our transformation efforts and positioning Resideo for long-term growth.”

About Resideo

Resideo is a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to customers worldwide. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 professionals through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from nearly 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Oliver Clark
investorrelations@resideo.com	oliver.clark@resideo.com

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 26, 2020 and other periodic filings we make from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

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